Exhibit (p)(2)

Investor Name

Subscription Agreement

CLASS S SHARES, CLASS D SHARES AND CLASS I SHARES

Effective as of [    ] 2026.

This Investor Application is utilized for the offering of shares of beneficial interest (the “Shares”) of JPMorgan Private Markets Fund (the “Fund”). This Investor Application may be used only by investors that are “qualified clients” within the meaning given to such term in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Fund will offer Shares on a continuous basis. Shares will generally be offered for purchase as of the first business day of each calendar month, or at such other times as determined in the discretion of the Fund’s Board of Trustees. The purchase price of the Shares will be based on the net asset value per Share as of the date such Shares are purchased. Prior to a Closing Date, and to the receipt and acceptance of this Investor Application, your funds will be held in an escrow account at the Fund’s transfer agent, in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You will not become a shareholder in the Fund, and have no rights (including, without limitation, any voting or redemption rights, or any rights with respect to standing), until the relevant Closing Date. The Fund, in its discretion, may suspend the offering of its Shares at any time.

•	All Investor Applications must be received FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted.

•	ALL WIRED AMOUNTS must be received THREE BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt

•

ALL PURCHASE CHECKS must be received in time for such checks to clear at least THREE BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. Therefore, it is recommended that all checks be received TEN BUSINESS days before the end of the month.

•	NOTE: subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA.

Please note that all information must be completed and executed in order for your subscription to be reviewed. If the Fund decides to accept the subscription, you will be admitted as a shareholder in the Fund (except as otherwise determined by the Fund in its sole discretion). You must immediately notify the Fund in the event that any of the representations or warranties or other information provided herein is or becomes inaccurate or incomplete in any respect.

For more information, please contact the Fund at: Phone Number: [ ] Fax Number: [ ] Email: [ ]	U.S. Mailing Address: JPMorgan Private Markets Fund c/o [ ] P.O. Box [ ] [City], [State] [Zip]

Overnight Address: JPMorgan Private Markets Fund c/o [ ] [383 Madison Avenue New York, NY 10179]	Wiring Instructions: [ ] ABA: [ ] Account Number: [ ] Account Name: JPMorgan Private Markets Fund FBO: (Insert Investor Name)

PRIOR TO INVESTING, PLEASE READ CAREFULLY THE FUND’S PROSPECTUS. AN INVESTMENT IN THE FUND INVOLVES RISKS AND CONFLICTS OF INTEREST AS DESCRIBED IN THE PROSPECTUS.

YOU MAY NOT SELL OR TRANSFER YOUR SHARES OR WITHDRAW FROM THE FUND EXCEPT AS PROVIDED FOR IN THE PROSPECTUS AND THE FUND’S ORGANIZATIONAL DOCUMENTS.

Acknowledgments

1.

I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for herein, in the Prospectus, the Statement of Additional Information, the Agreement and Declaration of Trust and the By-Laws (as each may be amended from time to rime, collectively, the “Fund Agreements”) and in the Privacy Policy of the Fund and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence. I certify that I am a “qualified client” within the meaning given to such term in Rule 205-3 under the Advisers Act.

2.

I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the Fund’s transfer agent will be liable for any loss, cost or expense for acting on such instructions.

3.

I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time. I can bear a complete loss of my entire investment therein.

4.

I understand that under the Fund Agreements, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Agreements. I understand that liquidity will generally only be available through periodic tender offers by the Fund and that the Fund is under no legal obligation to conduct any such tender offers. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely.

5.

I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreements and applicable law.

6.	I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

7.

If I am, or am acting (directly or indirectly) on behalf of, (i) an “employee benefit plan” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (iii) a plan or employee benefit plan that is not subject to ERISA or Section 4975 of the Code but is subject to any local, state, federal or other governmental laws substantially similar to Title I of ERISA of Section 4975 of the Code (“Similar Law”) or (iv) any other entity or account that is deemed under applicable law to hold the assets of such an “employee benefit plan” or a “plan” described in (i),(ii) or (iii) above (each of the foregoing described in clauses (i), (ii) and (iii) referred to as a “Plan”), then I hereby represent and warrant to and agree with the Fund and J.P. Morgan Investment Management Inc. (the “Adviser”) that:

•

The decision to invest my assets in the Fund was made by fiduciaries independent of the Fund, the Adviser and their affiliates, which parties are duly authorized to make such investment decisions and who have concluded, after consideration of their fiduciary duties under applicable law, that the investment of my assets in the Fund is prudent and made in accordance with the governing documents of the applicable Plan and such documents do not prohibit the investment contemplated herein, and such parties and I have not relied on any advice or recommendation of the Fund, the Adviser or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates, unless such advice or recommendation would not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

•

None of the Fund, the Adviser or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates have exercised any discretionary authority or control with respect to my investment in the Fund, nor have the Fund, the Adviser or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates rendered investment advice to me based upon my investment policies or strategy, overall portfolio composition or diversification, unless such action would not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

•

(a) I have been informed of and understand the investment objectives and policies of the Fund; (b) I am in compliance with the provisions of Section 404 of ERISA or any Similar Law relating to fiduciary duties, including any applicable requirement for diversifying the investments of an employee benefit plan; (c) I have given appropriate consideration to the facts and circumstances relevant to the investment by me in the Fund and have determined that such investment is reasonably designed, as part of my portfolio of investments, to further the purposes of the relevant plan(s); and (d) my investment in the Fund is permissible under the documents governing the investment of my plan assets and under ERISA or Similar Law;

•	The terms of the Fund Agreements comply with my governing instruments and applicable laws governing me; and

•	My investment in the Fund will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA, Section 4975 of the Code or a violation of any applicable Similar Law.

8.

If I am, or am acting on behalf of, a Plan (including, for the avoidance of doubt, any “benefit plan investor” (as defined in Section 3(42) of ERISA)), then I hereby represent that the person acting on my behalf in exercising discretion in authorizing the investment in the Fund and executing, or directing another party to execute, this Subscription Agreement and the person acting on my behalf in exercising discretion to authorize the continued investment in the Fund (the “Fiduciary”) is:

•

Capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (both in general and specifically to be undertaken by the Fund), including the decision on my behalf to invest in the Fund or to continue the investment in the Fund or (if applicable) to withdraw or redeem therefrom and has made an independent determination that the terms of the Fund Agreements and the investments contemplated thereunder (including, without limitation, the payments of compensation to the Adviser and/or any of its affiliates) are prudent and in my best interests;

•

Aware of and acknowledges and agrees that, unless the transaction would not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code: (a) none of the Fund, the Adviser or any of their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with my initial investment or continued investment in the Fund or (if applicable) any decision to withdraw or redeem therefrom, and (b) the Adviser and its affiliates have a financial interest in my investment in the Fund on account of the fees and other compensation they expect to receive from the Fund and their other relationships with the Fund, as disclosed in the Fund Agreements;

•

A fiduciary under ERISA or Section 4975 of the Code, or both, or any applicable Similar Law with respect to my investment in the Fund and is responsible for exercising independent judgment in evaluating such investment transaction; and

•

Aware of and acknowledges and agrees that, unless the transaction would not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code: (a) the Fund, the Adviser and their respective affiliates have not provided and will not provide “investment advice” (within the meaning of ERISA and any applicable Similar Law) to me or the Fiduciary with respect to any communications made to me or the Fiduciary concerning my initial and continued investment in the Fund or (if applicable) my withdrawal or redemption therefrom, and (b) none of the Fund, the Adviser or any of their respective affiliates is receiving a fee or other compensation directly from me or the Fiduciary for the provision of investment advice (as opposed to other services) in connection with my initial or continued investment in the Fund or (if applicable) my withdrawal or redemption therefrom.

9.	In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that:

•	I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a)

A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

(b)

Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c)

A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force.

(d)

A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e)	A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f)

A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A. Patriot Act and related regulations for definition).

•	No consideration that I have contributed or will contribute to the Fund:

(a)	Shall originate from, nor will it be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b)	Has been or shall be derived from, or Related to, any activity that is deemed criminal under U.S. law.

(c)	Shall cause the Fund or the Adviser to be in violation of the U.S. Bank Secrecy Act and all other federal anti-money laundering regulations.

•

I understand and agree that if at any time it is discovered that any of the representations in this Section 9 are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Adviser, in its sole discretion and notwithstanding anything to the contrary in the Fund Agreements, may undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my investment in the Fund.

•

I further understand that the Fund or the Adviser may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund or the Adviser, in its sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

•

I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section 9 cease to be true and accurate. I agree to call the Fund if I need more information about Section 9 or if I am unsure whether any of the categories apply to me.

10.

I understand that the Fund and its affiliates and my financial intermediary (if any) are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Adviser and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

11.

The representations, warranties, agreements, undertakings and acknowledgments made by me in this Investor Application are made with the intent that they be relied upon by the Fund and its affiliates and my financial intermediary (if any) in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

12.

I acknowledge that this Investor Application shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

13.

J.P. Morgan Institutional Investments Inc. (“JPMII”), the Fund’s principal underwriter, will not act as the broker-dealer of record in connection with any investment in the Fund. If you hold your Shares directly with the Fund, Shares will be held in your name on the books of the Fund. JPMII will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

JPMorgan Private Markets Fund Subscription Document

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

1.	Investment - See payment instructions on first page

Please check the appropriate box:

☐	Initial Investment – Please see account minimum in section 2.

☐	Subsequent Investment – (Please complete Sections 1, 6, 7, 10, 11, 12 and 13 only unless changes to other Sections are needed)	Total $ Invested

Account #

State of Sale

2.	Investment Instructions

Initial investment minimum is $25,000 for Class S Shares and Class D Shares. Initial investment minimum is $1,000,000 for Class I Shares. The minimum additional investment in the Fund by any investor is $10,000, except for additional purchases pursuant to the dividend reinvestment plan.

Please check the appropriate box:

☐	Purchase by Check – Make check payable to JPMorgan Private Markets Fund.

☐	Purchase by Wire – Wire instructions are on cover page.

☐ Class I Shares

☐ Class D Shares

☐ Class S Shares

The Investor acknowledges that a transaction fee of (i) up to 1.5% of the Subscription Amount for Class D Shares and (ii) up to 3.5% of the Subscription Amount for Class S Shares specified above may be charged by an eligible financial intermediary in connection with this investment and that only the net amount, after deduction of the transaction fee, will be invested in the Fund as the Subscription Amount.

3.	Account Registration (check only one type below; may not be a minor)

Non-Custodial Ownership	Custodial Ownership

Brokerage Account Number	Custodian Account Number

☐ Individual Ownership	☐ Traditional IRA

☐ Joint Tenants with Rights of Survivorships	☐ Roth IRA

☐ Transfer on Death Fill out Transfer on Death Form to effect designation. (Available through your financial professional)	☐ Decedent IRA

☐ Tenants in Common	Name of Deceased

☐ Community Property	☐ Simplified Employee Pension/Trust (SEP)

☐ Plan Additional documentation required in Section 4C	☐ Other (Specify)

☐ Trust Additional documentation required in Section 4C

☐ Corporation/Partnership Additional documentation required in Section 4C	(Required for custodial accounts)

☐ Other (Specify)	Custodian Information

To be completed by Custodian listed above
Name of Custodian
Custodian Tax ID#
Custodian Telephone #

4.	Subscriber information

I am capable of evaluating investments and investment risks independently (in general and with this investment) and am exercising independent judgment in making this investment. I understand that the Fund may not conduct repurchase offers in any particular period and investors may be unable to tender Shares for repurchase for an indefinite period of time, which will limit an investor’s ability to sell the investment to meet immediate financial needs.

A. Investor information

(Investor/Trustee/Executor/Authorized Signatory information)

First Name	Last Name

Social Security/Taxpayer ID #	Date of Birth (MM/DD/YYYY)

Telephone #	E-mail Address

Residential Address (no P.O. Box)

Street Address	City	State	Zip

Mailing Address (if different from above)

Street Address	City	State	Zip

Please Indicate Citizenship Status

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

Co-Investor Information

(Co-lnvestor/Co-Trustee/Co-Authorized Signatory Information, if applicable)

First Name	Last Name

Social Security/Taxpayer ID #	Date of Birth (MM/DD/YYYY)

Telephone #	E-mail Address

Residential Address (no P.O. Box)

Street Address	City	State	Zip

Mailing Address (if different from above)

Street Address	City	State	Zip

Please Indicate Citizenship Status

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

B. Entity Information — Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or Authorized Signatory(s) information MUST be provided in sections 4A and 4B)

Entity Name	Entity Tax ID #	Date of Trust

Entity Type (select one – required)

☐ Retirement Plan		☐ LLC (Plan documentation required)

☐ Taxable Trust (First and last pages of the trust document required)		☐ Partnership (Plan documentation required)

☐ Tax-exempt Trust (First and last pages of the trust document required)		☐ Estate (Letter of Testamentary required)

☐ S-Corp (Corporate Resolution required)		☐ Other (Specify)

☐ C-Corp (Corporate Resolution required)

Check if appropriate

☐ I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax-exempt organization).

Exempt Payee Code (see IRS Form W-9 for a list of exempt payee codes):

5. E-consent

Please note that by providing an e-mail address, you are consenting to electronic delivery of Fund documentation if and when it becomes available. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception.

Please note that you will first receive a hard copy trade confirmation with your account number with which you will need to register your account online for electronic delivery. Once you register, the Fund will deliver a document to you by sending you an e-mail that contains a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider and your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

☐ I consent to electronic delivery

If blank, the email address provided in Section 4 will be used.

6.	Broker/Dealer or Financial Advisor Information* (must be completed)

Investor Account Number at Firm

Broker/Dealer or Other Advisory Firm or Financial Institution Name

Mailing Address (Branch)	City	State	Zip

Phone Number	Firm CRD#/IRAD#

Rep Name	Rep Phone Number	Rep #

Rep Address	City	State	Zip

Rep Email Address

*	Prospective Investors are advised and hereby acknowledge that the Adviser and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection therewith.

7.	Distribution Instructions (Reinvestment required for IRAs)

All distributions will be reinvested unless one of the following is checked:

☐ Send all distributions to the custodian listed in Section 3.

☐ Send all distributions to the bank or brokerage listed in Section 7.

☐ Send all distributions via CHECK to the address listed in Section 4.

8.	Bank or Brokerage Account Information

Complete this section ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions.

Name of Financial Institution

Street Address	City	State	Zip

Name(s) on Account

ABA Numbers/Bank Account Number		Account Number

☐ Checking (Attach a voided check.) ☐ Saving (Attach a voided deposit slip.) ☐ Brokerage

9.	Cost Basis Election

The Fund has elected the first in first out (FIFO) cost method as the default cost basis method for purposes of this requirement.

If an investor wishes to accept the FIFO cost method as its default cost basis calculation method in respect of Shares in its account, the investor does not need to take any additional action.

If. however, an investor wishes to affirmatively elect an alternative cost basis calculation method other than FIFO cost in respect of its Shares, please select one of the following:

☐ ASCT – AVERAGE COST	☐ LGUT – LOSS/GAIN UTILIZATION

☐ HIFO – HIGH COST	☐ SAAC – SINGLE ACCOUNT AVERAGE COST

☐ LIFO – LAST IN FIRST OUT	☐ SLID – SPECIFIC LOT IDENTIFICATION

☐ LOFO – LOW COST

10.	Qualified Client Status (must be completed)

The following relates to an investor’s status as a “qualified client.” If you are unsure in any respect as to your status, please contact your financial intermediary.

The subscriber is:	☐	(write corresponding number(s) in box provided)

A potential investor qualifies as “qualified client” within the meaning of Rule 205-3 under the Advisers Act if:

1.

The investor is a natural person who, or a company that, the Adviser reasonably believes, immediately prior to purchasing Shares, either (a) has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $2,700,000.

2.	The investor is a natural person who is making an investment in Shares of the Fund of at least $1,400,000 or after the purchase of Shares has at least $1,400,000 under the management of the Adviser.

3.	The investor is a qualified purchaser, as defined in Section 2(a)(51)(A) of the 1940 Act, at the time of the investment into the Fund.

4.

The investor is a natural person who immediately prior to purchasing Shares is: (1) an executive officer, director, trustee, general partner, advisory board member or person serving in a similar capacity, of the Adviser; or (2) an employee of the Adviser who, in connection with his or her regular functions or duties, participates in investment activities of the Adviser and has done so for at least 12 months.

5.

The investor is an entity which would be defined as an investment company under Section 3(a) of the 1940 Act, but solely for the exception from that definition provided by Section 3(c)(1) thereof (e.g., certain limited partnership and limited liability companies organized to make investments).

6.	The investor is an investment company registered, or required to be registered, under the 1940 Act or is a business development company as defined in Section 202(a)(22) of the Advisers Act.

11.	Acknowledgement and Signature (All account owners/trustees must sign on the following page)

By signing below:

•

I certify that I have received and read the current Prospectus, Statement of Additional Information, Declaration of Trust, By-Laws and Privacy Policy of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

•

I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the Fund’s transfer agent will be liable for any loss, cost or expense for acting on such instructions.

•	I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

AN INVESTMENT IN THE FUND IS SPECULATIVE WITH A SUBSTANTIAL RISK OF LOSS. THE FUND DOES NOT GUARANTEE ANY LEVEL OF RETURN OR RISK ON INVESTMENTS AND THERE CAN BE NO ASSURANCE THAT THE FUND’S INVESTMENT OBJECTIVE WILL BE ACHIEVED. AN INVESTMENT IN THE FUND ENTAILS SUBSTANTIAL RISKS, INCLUDING BUT NOT LIMITED TO:

•	LOSS OF CAPITAL, UP TO THE ENTIRE AMOUNT OF A SHAREHOLDER’S INVESTMENT.

•	THE FUND’S SHARES ARE ILLIQUID SECURITIES AND AN INVESTMENT IN THE FUND IS APPROPRIATE ONLY FOR THOSE INVESTORS WHO DO NOT REQUIRE A LIQUID INVESTMENT.

•	SHARES WILL NOT BE LISTED ON ANY NATIONAL OR OTHER SECURITIES EXCHANGE AND NO SECONDARY MARKET IS EXPECTED TO DEVELOP FOR SHARES OF THE FUND.

•

SHARES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY, AND LIQUIDITY, IF ANY, MAY BE PROVIDED BY THE FUND ONLY THROUGH REPURCHASE OFFERS, WHICH MAY, BUT ARE NOT REQUIRED TO, BE MADE FROM TIME TO TIME BY THE FUND AS DETERMINED BY THE FUND’S BOARD OF TRUSTEES IN ITS SOLE DISCRETION.

•

AN INVESTMENT IN THE FUND IS APPROPRIATE ONLY FOR THOSE INVESTORS WHO CAN TOLERATE A HIGH DEGREE OF RISK AND DO NOT REQUIRE A LIQUID INVESTMENT AND FOR WHOM AN INVESTMENT IN THE FUND DOES NOT CONSTITUTE A COMPLETE INVESTMENT PROGRAM.

YOU SHOULD CAREFULLY CONSIDER THESE RISKS TOGETHER WITH ALL OF THE OTHER INFORMATION CONTAINED IN THE PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN THE FUND.

Under penalty of perjury, I certify that:

1.	The Social Security Number or Taxpayer Identification Number shown on this application is correct.

2.

I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. citizen or other U.S. Person (including resident alien).

4.	I am exempt from FATCA reporting.

Note: Cross out number 2 if you have been notified by the IRS that you are currently subject to backup withholding

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid back-up withholding.

If this is an individual retirement account the custodian or trustee of the account is also required to execute this Application below:

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

If the subscriber(s) is purchasing Shares through a registered dealer or registered investment adviser that has full discretionary authority for the subscriber(s), then the broker, financial advisor or other investor representative is required to execute this Agreement below AND attach a complete copy of the documentation evidencing such discretionary authority to this Application.

Name of Broker/Financial Advisor/Other Investor Representative	Date

Signature of Broker/Financial Advisor/Other Investor Representative

12.	FINRA-registered Brokers/Representatives must complete Section 13A. SEC registered Investment Adviser Representatives must complete Section 13B.

A. Broker/Financial Advisor Information & Signatures

By signing below:

•

I certify that I am a broker, financial advisor or other investor representative duly licensed or exempt from licensing and lawfully able to sell Shares in the jurisdiction of the legal residence of the subscriber.

•

I have discussed the subscriber’s prospective purchase of shares with such subscriber and (i) have reasonable grounds to believe that the information and representations concerning the subscriber contained herein are true, correct and complete in all respects; (ii) have advised such subscriber of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iii) have delivered or made available a current Prospectus and related supplements, if any, to such subscriber and have limited the use of sales literature and other materials with subscribers to those materials approved in writing by the Fund; (iv) have reasonable grounds to believe that the subscriber is purchasing these Shares for his or her own account; and (v) have reasonable grounds to believe that the purchase of Shares, including the particular share class, is a suitable investment for such subscriber, that such subscriber meets the suitability standards applicable to such subscriber set forth in the Prospectus and related supplements, if any, and that such subscriber is in a financial position to enable such subscriber to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. Further, I represent and certify that, if the subscriber is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the subscriber based upon the subscriber’s investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed his or her interests ahead of the interest of the subscriber in recommending such investment and (ii) the undersigned has complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares if applicable to him or her. I further represent and certify that, in connection with this subscription for Shares, I have not relied on any recommendation from JPMII.

•

I have verified that the form of ownership selected is accurate, secured all identifying and supporting documents, including, without limitation, copies of trust agreements, where applicable, and if other than individual ownership, verified that the individual executing on behalf of the subscriber is properly authorized and identified.

•

My firm has, acting in its capacity as agent, broker, financial advisor or other investor representative, performed functions required by U.S. federal and state securities laws, including, but not limited to Know Your Customer, Patriot Act (AML and Customer Identification) as required by its relationship with the subscriber identified in this Subscription Agreement.

Name of Broker/Financial Advisor/Other Investor Representative	Date

Signature of Broker/Financial Advisor/Other Investor Representative

Name of Registered Supervisory Principal	Date

Signature of Registered Supervisory Principal

B. Registered Investor Adviser/Investment Adviser Representative Information & Signatures

By signing below:

•

I certify that my firm is a SEC-registered investment adviser duly licensed and lawfully able to transact business in Shares in the jurisdiction of the legal residence of the subscriber. I acknowledge that neither I nor my firm will be entitled to receive any Rule 12b-1 fees paid by the Fund when acting in a Registered Investment Adviser capacity, including if the Client invests in a share class that pays a 12b-1 fee. In such instances, the portion of the Fund’s Rule 12b-1 fees attributable to such Client accounts will be retained by either JPMII or the Fund.

•

I have made every reasonable effort to determine the eligibility, including Qualified Client status, of subscriber for this purchase of Shares and the information and representations concerning the subscriber contained herein are true, correct and complete in all respects.

•

I have verified that the form of ownership selected is accurate, secured all identifying and supporting documents, including, without limitation, copies of trust agreements, where applicable, and if other than individual ownership, verified that the individual executing on behalf of the subscriber is properly authorized and identified. In addition, I have taken reasonable steps to verify and document that the purpose and nature of the account is legitimate and that the client’s wealth and source of funds for this investment is not from criminal proceeds.

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I represent and warrant that I have not made and will not make any representations concerning the Fund except as contained in the Prospectus or in sales materials provided by the Fund or JPMII, and that I have not and will not distribute any other sales material relating to the Fund without the prior written approval of JPMII. I further represent that I will retain such documents and records as required under applicable law and will make such documents and records available to (a) JPMII or the Fund upon request; and (b) representatives of the SEC, FINRA and applicable state securities administrators upon the JPMII’s or the Fund’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

•

I agree to indemnify and hold harmless the Fund, the Adviser, JPMII, and their respective officers, directors, trustees, employees, affiliates or agents from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) claimed to have resulted from (a) my negligence or violation of any applicable law or regulation; or (b) any breach of the representations and warranties set forth herein by me or any of my officers, directors, employees or agents.

•

My firm has, acting in its capacity as agent, broker, financial adviser or other investor representative, performed functions required by U.S. federal and state securities laws, including, as required by its relationship with the subscriber identified in this Subscription Agreement.

•

I have discussed the subscriber’s prospective purchase of shares with such subscriber and (i) have reasonable grounds to believe that the information and representations concerning the subscriber contained herein are true, correct and complete in all respects; (ii) have advised such subscriber of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iii) have delivered or made available a current Prospectus and related supplements, if any, to such subscriber and have limited the use of sales literature and other materials with subscribers to those materials approved in writing by the Fund; (iv) have reasonable grounds to believe that the subscriber is purchasing these Shares for his or her own account; and (v) have reasonable grounds to believe that the purchase of Shares, including the particular share class, is a suitable investment for such subscriber, that such subscriber meets the suitability standards applicable to such subscriber set forth in the Prospectus and related supplements, if any, and that such subscriber is in a financial position to enable such subscriber to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. Further, II represent and certify that, if the subscriber is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the subscriber based upon the subscriber’s investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed his or her interests ahead of the interest of the subscriber in recommending such investment and (ii) the undersigned has complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares if applicable to the undersigned. I further represent and certify that, in connection with this subscription for Shares, I have not relied on any recommendation from JPMII, have complied with and have followed all applicable legal requirements pertaining to the undersigned’s activities, including Anti-Money Laundering and Customer Identification Programs, and that in any event the subscriber has been subjected to appropriate identity verification, due diligence, and review by the Broker-Dealer, Investment Adviser, its or their custodian(s), or other obligated third parties in accordance with such requirements

Name of Investment Advisor/Other Investor Representative	Date

Signature of Investment Advisor/Other Investor Representative

Name of Registered Supervisory Principal (If Applicable)	Date

Signature of Registered Supervisory Principal